Exhibit 99.1

Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton 415-254-7168, Bradford.Walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Jennifer Livingston 720-693-4743, jennifer.livingston@ball.com

Ball Reports Strong Second Quarter 2026 Results

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Highlights

●Second quarter U.S. GAAP total diluted earnings per share of 83 cents vs. 76 cents in 2025
●Second quarter comparable diluted earnings per share of $1.03 vs. 90 cents in 2025, an increase of 14.4%
●Second quarter comparable operating earnings of $433 million vs. $402 million in 2025, an increase of 7.7%
●Global aluminum packaging shipments increased 4.3% in the second quarter
●Returned $222 million to shareholders via share repurchases and dividends in the first six months of 2026; on track to return at least $800 million through share buybacks and dividends to shareholders by year-end
●In 2026, expect comparable diluted earnings per share growth of 10-plus percent and free cash flow greater than $900 million
●Focused on advancing sustainable aluminum packaging while driving 10-plus percent comparable diluted EPS growth, increasing EVA, generating strong free cash flow, and sustaining long-term value creation in 2026 and beyond

WESTMINSTER, Colo., August 4, 2026 – Ball Corporation (NYSE: BALL) today reported second quarter 2026 results.

U.S. GAAP Financial Performance

On a U.S. GAAP basis, the company reported second quarter 2026 net earnings attributable to the corporation of $221 million or total diluted earnings per share of 83 cents, on sales of $4.00 billion, compared to $212 million net earnings attributable to the corporation, or total diluted earnings per share of 76 cents, on sales of $3.34 billion in 2025.

Non-GAAP Financial Performance

Ball’s second quarter 2026 comparable net earnings were $276 million, or $1.03 per diluted share compared to $251 million, or 90 cents per diluted share in 2025.

“Ball delivered another quarter of strong results, reflecting the consistent execution of our strategy and continued progress toward our long-term objectives. Higher volumes and operating earnings were driven by the strength of our customer partnerships, disciplined commercial and operational execution, and the resilience of a business model we have built over decades. Our global portfolio of sustainable packaging solutions and focus on operational excellence position us to continue creating value for customers and shareholders through innovation, efficiency and disciplined growth” said Ron Lewis, chief executive officer.

Results for the second quarter and first six months of 2026 and 2025 reflect the segment reporting structure and profitability measure updates adopted in the first quarter of 2026.

Details of reportable segment comparable operating earnings, business consolidation and other activities, business segment descriptions and other non-comparable items can be found in the notes to the unaudited condensed consolidated financial statements that accompany this news release. References to volume data represent units shipped.

Beverage Packaging, North and Central America

Beverage packaging, North and Central America, segment comparable operating earnings for second quarter 2026 were $207 million on sales of $2.00 billion compared to $212 million on sales of $1.61 billion during the same period in 2025. Second quarter sales reflect higher volume and favorable price/mix, primarily attributable to higher aluminum prices.

Second quarter segment comparable operating earnings decreased year-over-year due to higher costs, primarily due to higher volumes, operating costs and plant start-up costs, partially offset by favorable price/mix, including the timing of metal pass through to our customers. Year-over-year second quarter segment volume increased low-single digit percent.

Beverage Packaging, EMEA

Beverage packaging, EMEA, segment comparable operating earnings for second quarter 2026 were $162 million on sales of $1.24 billion compared to $152 million on sales of $1.12 billion during the same period in 2025. Second quarter sales reflect higher year-over-year shipments and favorable price/mix.

Second quarter comparable operating earnings reflect higher volume and favorable price/mix, partially offset by higher costs. Year-over-year second quarter segment volume increased mid-single digit percent.

Results for the Beverage Packaging, EMEA segment include the acquired Benepack business and reflect the first quarter 2026 realignment of the company's facilities in India and Myanmar, as well as the former Saudi Arabian business, within the segment.

Beverage Packaging, South America

Beverage packaging, South America, segment comparable operating earnings for second quarter 2026 were $82 million on sales of $591 million compared to $50 million on sales of $477 million during the same period in 2025. Second quarter sales reflect higher volume and favorable price/mix, primarily attributable to higher aluminum prices.

Second quarter segment comparable operating earnings were higher year-over-year driven by higher volumes and favorable price/mix. Second quarter segment volume increased by a mid-teen percentage year over year.

Non-reportable

Non-reportable is comprised of undistributed corporate expenses and the results of the company’s global personal & home care business.

On March 21, 2025, Ball closed on a transaction for the aluminum cups business, which resulted in Ball deconsolidating the business. The financial results of the aluminum cups business are presented in other non-reportable through the date of the transaction.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business are presented in the beverage packaging, EMEA, segment through the date of the transaction.

Second quarter results reflect higher year-over-year undistributed corporate expenses.

Outlook

“We continue to deliver strong financial performance, supported by the stability of our contractual passthrough mechanisms and the disciplined execution of our operating teams. We remain on track to deliver our free cash flow objectives for the year, driven by business performance and our strong financial position. During the second quarter, we began executing our planned share repurchases, reflecting our confidence in the business and commitment to returning at least $800 million to shareholders in 2026. At the same time, we continue to maintain the flexibility to invest in long-term, sustainable EVA growth projects. Our strong financial foundation remains central to delivering consistent returns and long-term value,” said Dan Rabbitt, senior vice president and chief financial officer.

"Our strategy remains centered on long-term value creation through strong customer partnerships, an engaged and empowered workforce, and disciplined execution. Our year-to-date performance reflects the strength of that strategy and our team's ability to consistently deliver for customers and shareholders. The Ball Business System is the backbone of our operating model, and EVA remains our financial lens for capital allocation and value creation. Supported by our resilient business model, we are well positioned to capitalize on the long-term growth of aluminum packaging, deliver our target of greater than 10 percent annual EPS growth, and return significant value to shareholders." Lewis said.

About Ball Corporation

Ball Corporation (NYSE: Ball) is the global leader in sustainable aluminum packaging solutions, serving a robust portfolio of customers in the beverage, personal care and household products industries. With 16,000 employees in more than 65 manufacturing plants and facilities worldwide, Ball reported 2025 net sales of $13.16 billion. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Conference Call Details

Ball Corporation (NYSE: BALL) will hold its second quarter 2026 earnings call today at 6:30 a.m. Mountain Time (8:30 a.m. Eastern). The North American toll-free number for the call is 877-497-9071. International callers should dial +1 201-689-8727. Please use the following URL for a webcast of the live call:

Ball Corporation Second Quarter 2026 Earnings Call

For those unable to listen to the live call, a webcast replay and written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's website at www.ball.com/investors under "news & presentations."

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," “will,” “believe,” “continue,” “goal” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. For example, the forward-looking statements in this news release include statements relating to our plans, strategies, objectives, commitments and guidance. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Ball's Form 10-K, which are available on Ball's website and at www.sec.gov. Additional factors include among others: supply and demand constraints, fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; power and supply chain interruptions; customer and supplier consolidation; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass-through increased costs; footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines; war, political instability, sanctions, and other uncertainties surrounding geopolitical events and governmental policies; changes in foreign exchange or tax rates; tariffs, trade actions, or other governmental actions; regulatory actions or issues including those related to tax, environmental regulation, social and governance reporting, competition, health and workplace safety, including governmental actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; changes in climate and extreme weather events; changes in senior management, succession, and the ability to attract and retain skilled labor; strikes; disease; pandemic; labor cost changes; the ability to manage cyber threats; litigation; inflation; changes in the rates of return on assets of Ball’s defined benefit retirement plans; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

# # #

Ball Corporation

Condensed Financial Statements (Second Quarter 2026)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except per share amounts)	2026	2025	2026	2025

Net sales	$3,997	$3,338	$7,600	$6,435

Cost of sales (excluding depreciation and amortization)	(3,300)	(2,690)	(6,257)	(5,183)
Depreciation and amortization	(165)	(155)	(324)	(305)
Selling, general and administrative	(163)	(137)	(313)	(286)
Business consolidation and other activities	(22)	(12)	(33)	(25)
Interest income	10	5	20	12
Interest expense	(79)	(81)	(157)	(151)

Earnings before taxes	278	268	536	497
Tax (provision) benefit	(65)	(61)	(127)	(114)
Equity in results of affiliates, net of tax	10	8	19	13
Earnings from continuing operations	223	215	428	396
Discontinued operations, net of tax	—	—	—	(2)

Net earnings	223	215	428	394

Net earnings attributable to noncontrolling interests, net of tax	2	3	2	3

Net earnings attributable to Ball Corporation	$221	$212	$426	$391

Earnings per share:
Basic - continuing operations	$0.83	$0.77	$1.60	$1.41
Basic - discontinued operations	—	—	—	(0.01)
Total basic earnings per share	$0.83	$0.77	$1.60	$1.40

Diluted - continuing operations	$0.83	$0.76	$1.59	$1.40
Diluted - discontinued operations	—	—	—	(0.01)
Total diluted earnings per share	$0.83	$0.76	$1.59	$1.39

Weighted average shares outstanding (000s):
Basic	265,777	276,102	265,778	279,677
Diluted	267,139	277,771	267,271	281,405

Ball Corporation

Condensed Financial Statements (Second Quarter 2026)

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
($ in millions)	2026	2025

Cash Flows from Operating Activities:
Net earnings	$428	$394
Depreciation and amortization	324	305
Business consolidation and other activities	33	25
Deferred tax provision (benefit)	24	(43)
Loss on Aerospace disposal	—	3
Pension contributions	(15)	(15)
Other, net	49	(164)
Changes in working capital components, net of acquisitions and dispositions	(1,012)	(838)
Cash provided by (used in) operating activities	(169)	(333)
Cash Flows from Investing Activities:
Capital expenditures	(302)	(177)
Business acquisitions, net of cash acquired	(76)	(158)
Business dispositions, net of cash sold	—	4
Derivative settlements	(11)	(66)
Other, net	(48)	6
Cash provided by (used in) investing activities	(437)	(391)
Cash Flows from Financing Activities:
Changes in borrowings, net	79	1,230
Acquisitions of treasury stock	(115)	(1,022)
Dividends	(107)	(112)
Other, net	17	(8)
Cash provided by (used in) financing activities	(126)	88
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	12	23
Change in cash, cash equivalents and restricted cash	(720)	(613)
Cash, cash equivalents and restricted cash - beginning of period	1,221	931
Cash, cash equivalents and restricted cash - end of period	$501	$318

Ball Corporation

Condensed Financial Statements (Second Quarter 2026)

Unaudited Condensed Consolidated Balance Sheets

	June 30,
($ in millions)	2026	2025

Assets
Current assets
Cash and cash equivalents	$491	$296
Receivables, net	3,262	2,897
Inventories, net	2,517	1,732
Other current assets	365	216
Current assets held for sale	16	111
Total current assets	6,651	5,252
Property, plant and equipment, net	6,783	6,555
Goodwill	4,397	4,381
Intangible assets, net	908	1,056
Other assets	1,371	1,364

Total assets	$20,110	$18,608

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$692	$548
Payables and other accrued liabilities	5,529	4,686
Current liabilities held for sale	—	25
Total current liabilities	6,221	5,259
Long-term debt	6,528	6,479
Other long-term liabilities	1,595	1,593
Equity	5,766	5,277

Total liabilities and equity	$20,110	$18,608

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

1. U.S. GAAP Measures

Business Segment Information

Ball’s operations are organized and reviewed by management along its product lines and geographical areas and presented in the three reportable segments outlined below. During the first quarter of 2026, the company implemented changes to its segment reporting structure to align with segment leadership and how the business is managed by the chief operating decision maker (CODM). As a result, the company’s plants in the former beverage packaging, other non-reportable segment have been included in the beverage packaging, EMEA segment. In addition, the company made changes to its measure of profitability, comparable operating earnings, which better aligns to how the CODM assesses segment performance and resource allocation. See section 2. Non-U.S. GAAP Measures for further details. The company’s segment results and disclosures for the three and six months ended June 30, 2025, have been retrospectively recast to conform to current year presentation.

Beverage packaging, North and Central America: Consists of operations in the U.S., Canada and Mexico that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, Europe, Middle East and Africa (EMEA): Consists of operations in numerous countries throughout Europe, as well as Egypt, Turkey, India and Myanmar, that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, South America: Consists of operations in Brazil, Argentina, Paraguay and Chile that manufacture and sell aluminum beverage containers throughout most of South America.

Other consists of a non-reportable operating segment that manufactures and sells extruded aluminum aerosol containers and recloseable aluminum bottles across multiple consumer categories as well as aluminum slugs (personal & home care or PHC) throughout North America, South America and Europe; undistributed corporate expenses; and intercompany eliminations and other business activities.

In January 2026, the company acquired an 80 percent capital share of Benepack’s European beverage can manufacturing business from ORG Technology Co. Ltd. (ORG). ORG will retain a 20 percent ownership interest in the business. The business includes two manufacturing facilities, one in Belgium and one in Hungary, and is included in Ball’s beverage packaging, EMEA, segment. The investment further optimizes the company’s European manufacturing network as the facilities are well positioned to serve the growing demand of customers for sustainable packaging in the region.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business, which were a part of the beverage packaging, other, non-reportable operating segment, are now presented in beverage packaging, EMEA in the tables below through the date of the transaction.

On March 21, 2025, Ball and Ayna.AI LLC (Ayna) executed a Unit Purchase Agreement to form a strategic partnership in which Ball owns a 49 percent interest, which resulted in Ball deconsolidating the aluminum cups business. The financial results of the business are presented in Other in the table below through the date of the transaction.

The company also has investments in operations in Guatemala, Panama, the U.S., Vietnam and Saudi Arabia that are accounted for under the equity method of accounting and, accordingly, those results are not included in segment sales or comparable operating earnings.

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2026	2025	2026	2025

Net sales
Beverage packaging, North and Central America	$2,006	$1,613	$3,782	$3,076
Beverage packaging, EMEA	1,242	1,123	2,353	2,081
Beverage packaging, South America	591	477	1,176	1,021
Reportable segment sales	3,839	3,213	7,311	6,178
Other	158	125	289	257
Net sales	$3,997	$3,338	$7,600	$6,435

Comparable segment operating earnings
Beverage packaging, North and Central America	$207	$212	$412	$412
Beverage packaging, EMEA	162	152	296	263
Beverage packaging, South America	82	50	149	117
Reportable segment comparable operating earnings	451	414	857	792
Other (a)	(18)	(12)	(37)	(38)
Comparable operating earnings	$433	$402	$820	$754

Reconciling items, net (b)	$(155)	$(134)	$(284)	$(257)

Earnings before taxes	$278	$268	$536	$497

(a)	Includes undistributed corporate expenses, net, of $45 million and $30 million for the three months ended June 30, 2026 and 2025, respectively, and $83 million and $73 million for the six months ended June 30, 2026 and 2025, respectively.
(b)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of section 2. Non-U.S. GAAP Measures.

2. Non-U.S. GAAP Measures

Non-U.S. GAAP Measures – Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in the company's earnings releases and quarterly and annual regulatory filings. Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort due to the high variability, complexity and low visibility with respect to certain special items, including restructuring charges, business consolidation and other activities, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings and other non-comparable items. These items are uncertain, depend on various factors and could be material to our results computed in accordance with U.S. GAAP.

During the first quarter of 2026, the company amended its definitions of Comparable Operating Earnings and Comparable Earnings Before Interest, Taxes, Depreciation and Amortization. As a result, Comparable Operating Earnings excludes interest income, total amortization expense, factoring fee expense, foreign exchange gain (loss), stock-based compensation expense, unrealized gain (loss) from equity-linked notes and other items included in the reconciling table below. The company also amended its definition of Comparable Net Earnings to exclude total amortization expense. The prior year amounts associated with these definitions have been recast to conform with the current year’s definition and presentation.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (Comparable EBITDA) - Comparable EBITDA is Comparable Operating Earnings before depreciation and amortization.

Comparable Operating Earnings - Comparable Operating Earnings is earnings before, business consolidation, factoring fee expense, foreign exchange gain (loss), intangible amortization, interest expense, interest income, stock-based compensation, taxes, unrealized gain (loss) on equity-linked notes and other items.

Comparable Net Earnings - Comparable Net Earnings is net earnings attributable to Ball Corporation before business consolidation, amortization and other non-comparable items after tax.

Comparable Diluted Earnings Per Share - Comparable Diluted Earnings Per Share is Comparable Net Earnings divided by diluted weighted average shares outstanding.

Net Debt - Net Debt is total debt less cash and cash equivalents, which are derived directly from the company’s financial statements.

Free Cash Flow - Free Cash Flow is typically derived directly from the company's cash flow statements and is defined as cash flows from operating activities less capital expenditures; and, it may be adjusted for additional items that affect comparability between periods. Free

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Adjusted Free Cash Flow - Adjusted Free Cash Flow is defined as Free Cash Flow adjusted for payments made for income tax liabilities related to the Aerospace disposition and other material dispositions. Adjusted Free Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.

We use Comparable EBITDA, Comparable Operating Earnings, Comparable Net Earnings and Comparable Diluted Earnings Per Share internally to evaluate the company's operating performance. Ball management uses Interest Coverage (Comparable EBITDA to interest expense) and Leverage (Net Debt to Comparable EBITDA) as metrics to monitor the credit quality of Ball Corporation. Management internally uses free cash flow measures to: (1) evaluate the company's liquidity, (2) evaluate strategic investments, (3) plan stock buyback and dividend levels and (4) evaluate the company's ability to incur and service debt. Note that when non-U.S. GAAP measures exclude amortization of intangibles, the measures include the revenue of the acquired entities and all other expenses unless otherwise stated and the acquired assets contribute to revenue generation.

Please see the company’s website for further details of the company’s non-U.S. GAAP financial measures, including prior year quarterly and annual amounts that have been recast to conform with current definitions above, at www.ball.com/investors under the “Financial Results” tab.

A summary of the effects of non-comparable items on after tax earnings is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except per share amounts)	2026	2025	2026	2025

Net earnings attributable to Ball Corporation	$221	$212	$426	$391
Business consolidation and other activities (1)	22	12	33	25
Intangible amortization	38	38	75	74
Unrealized (gain) loss on equity-linked notes (2)	13	—	27	—
Non-comparable tax items	(18)	(12)	(34)	(23)
(Gain) loss on Aerospace disposal	—	1	—	3
Comparable Net Earnings	$276	$251	$527	$470
Comparable Diluted Earnings Per Share	$1.03	$0.90	$1.97	$1.67

(1)	The charges for the three and six months ended June 30, 2026, were primarily composed of expenses associated with tariff contingencies where the company is seeking recovery and costs for previously announced facility closures.

The charges for the three and six months ended June 30, 2025, were primarily composed of costs for previously announced facility closures and the loss related to the aluminum cups business transaction. The charges for the six months ended June 30, 2025, were partially offset by income from the receipt of insurance proceeds for replacement costs related to the 2023 fire at the company’s Verona, Virginia extruded aluminum slug manufacturing facility.

(2)	As of June 30, Ball holds $73 million of investments that are linked to the common stock of ORG Technology Co. Ltd. (ORG). Unrealized gains and losses resulting from changes in fair value of the investment are removed from Comparable Net Earnings to provide a clearer view of Ball’s ongoing operations.

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

A summary of the effects of reconciling items on earnings before taxes is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2026	2025	2026	2025

Net earnings attributable to Ball Corporation	$221	$212	$426	$391
Net earnings attributable to noncontrolling interests, net of tax	2	3	2	3
Discontinued operations, net of tax	—	—	—	2
Earnings from continuing operations	223	215	428	396
Equity in results of affiliates, net of tax	(10)	(8)	(19)	(13)
Tax provision (benefit)	65	61	127	114
Earnings before taxes	278	268	536	497
Reconciling items, net (a)	155	134	284	257
Comparable Operating Earnings	$433	$402	$820	$754

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Twelve	Less: Six	Add: Six
	Months Ended	Months Ended	Months Ended	Year Ended
	December 31,	June 30,	June 30,	June 30,
($ in millions, except ratios)	2025	2025	2026	2026

Net earnings attributable to Ball Corporation	$912	$391	$426	$947
Net earnings attributable to noncontrolling interests, net of tax	3	3	2	2
Discontinued operations, net of tax	—	2	—	(2)
Earnings from continuing operations	915	396	428	947
Equity in results of affiliates, net of tax	(27)	(13)	(19)	(33)
Tax provision (benefit)	240	114	127	253
Earnings before taxes	1,128	497	536	1,167
Reconciling items, net (a)	443	257	284	470
Comparable Operating Earnings	1,571	754	820	1,637
Depreciation and amortization	622	305	324	641
Intangible amortization	(149)	(74)	(75)	(150)
Comparable EBITDA	$2,044	$985	$1,069	$2,128

Interest expense	$(314)	$(151)	$(157)	$(320)

Total debt at period end				$7,220
Cash and cash equivalents				(491)
Net Debt				$6,729

Interest Coverage (Comparable EBITDA/Interest Expense)				6.65	x
Leverage (Net Debt/Comparable EBITDA)				3.16	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

A summary of reconciling items for the tables referenced above is as follows:

	Twelve Months Ended	Three Months Ended		Six Months Ended
	December 31,	June 30,		June 30,
($ in millions)	2025	2026	2025	2026	2025

Business consolidation and other activities	(41)	22	12	33	25
Debt refinancing and other costs	19	—	—	—	—
Factoring fee expense	38	10	9	20	19
FX (gain) loss	(31)	(4)	(6)	(23)	(13)
Intangible amortization	149	38	38	75	74
Interest expense	314	79	81	157	151
Interest income	(30)	(10)	(5)	(20)	(12)
Stock-based compensation expense	26	7	10	13	18
Unrealized (gain) loss on equity-linked notes	(1)	13	—	27	—
Other, net	—	—	(5)	2	(5)
Reconciling items, net	$443	$155	$134	$284	$257

A summary of free cash flow and adjusted free cash flow is as follows:

Six Months Ended
June 30,
($ in millions)	2026

Total cash provided by (used in) operating activities	$(169)
Less: Capital expenditures	(302)
Free Cash Flow	(471)
Add: Cash taxes paid for Aerospace disposition	(104)
Adjusted Free Cash Flow	$(575)

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

3. Non-U.S. GAAP Measures Recast for 2025 Full Year Results (unaudited)

Business Segment Information:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except ratios)	2025	2025	2025	2025	2025

Net sales
Beverage packaging, North and Central America	$1,463	$1,613	$1,638	$1,572	$6,286
Beverage packaging, EMEA	958	1,123	1,125	1,026	4,232
Beverage packaging, South America	544	477	508	633	2,162
Reportable segment sales	2,965	3,213	3,271	3,231	12,680
Other	132	125	108	116	481
Net sales	$3,097	$3,338	$3,379	$3,347	$13,161

Comparable segment operating earnings
Beverage packaging, North and Central America	$200	$212	$215	$165	$792
Beverage packaging, EMEA	111	152	164	137	564
Beverage packaging, South America	67	50	77	121	315
Reportable segment comparable operating earnings	378	414	456	423	1,671
Other (a)	(26)	(12)	(16)	(46)	(100)
Comparable operating earnings	$352	$402	$440	$377	$1,571

Reconciling items, net (a)	$(123)	$(134)	$(49)	$(137)	$(443)

Earnings before taxes	$229	$268	$391	$240	$1,128

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of the effects of non-comparable items on after tax earnings is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except per share amounts)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Business consolidation and other activities	13	12	(78)	12	(41)
Intangible amortization	36	38	37	38	149
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Debt refinancing and other costs	—	—	—	19	19
Non-comparable tax items	(11)	(12)	(4)	(19)	(46)
(Gain) loss on Aerospace disposal	2	1	1	(1)	3
Comparable Net Earnings	$219	$251	$280	$245	$995
Comparable Diluted Earnings Per Share	$0.77	$0.90	$1.03	$0.91	$3.61

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

A summary of the effects of reconciling items on earnings before taxes is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Net earnings attributable to noncontrolling interests, net of tax	—	3	—	—	3
Discontinued operations, net of tax	2	—	1	(3)	—
Earnings from continuing operations	181	215	322	197	915
Equity in results of affiliates, net of tax	(5)	(8)	(7)	(7)	(27)
Tax provision (benefit)	53	61	76	50	240
Earnings before taxes	229	268	391	240	1,128
Reconciling items, net (a)	123	134	49	137	443
Comparable Operating Earnings	$352	$402	$440	$377	$1,571

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

Ball Corporation

Notes to the Condensed Financial Statements (Second Quarter 2026)

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Year Ended
	December 31,
($ in millions, except ratios)	2025

Net earnings attributable to Ball Corporation	$912
Net earnings attributable to noncontrolling interests, net of tax	3
Earnings from continuing operations	915
Equity in results of affiliates, net of tax	(27)
Tax provision (benefit)	240
Earnings before taxes	1,128
Reconciling items, net (a)	443
Comparable Operating Earnings	1,571
Depreciation and amortization	622
Intangible amortization	(149)
Comparable EBITDA	$2,044

Interest expense	$(314)

Total debt at period end	$7,012
Cash and cash equivalents	(1,212)
Net Debt	$5,800

Interest Coverage (Comparable EBITDA/Interest Expense)	6.51	x
Leverage (Net Debt/Comparable EBITDA)	2.83	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of reconciling items for the tables referenced above is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Business consolidation and other activities	13	12	(78)	12	(41)
Debt refinancing and other costs	—	—	—	19	19
Factoring fee expense	10	9	9	10	38
FX (gain) loss	(7)	(6)	(9)	(9)	(31)
Intangible amortization	36	38	37	38	149
Interest expense	70	81	85	78	314
Interest income	(7)	(5)	(8)	(10)	(30)
Stock-based compensation expense	8	10	5	3	26
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Other, net	—	(5)	5	—	—
Reconciling items, net	$123	$134	$49	$137	$443